--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 16, 2003

                                   MAXXAM INC.
             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                     1-3924
                            (Commission File Number)

                                   95-2078752
                     (I.R.S. Employer Identification Number)

          5847 SAN FELIPE, SUITE 2600                             77057
                HOUSTON, TEXAS                                 (Zip Code)
   (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (713) 975-7600

-------------------------------------------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Reference is made to the Form 10-K of MAXXAM Inc. (the "Registrant")
for the fiscal year ended December 31, 2002. Capitalized terms used but not defined herein have the same meaning assigned to them in the Form 10-K.

RECENT DEVELOPMENTS

         Arbitration Proceedings

         The Registrant's Form 10-K for the fiscal year ended December 31, 2002
(the "Form 10-K") refers to a February 2003 decision by an arbitration panel that an insurer should pay the Company approximately $6.5 million (plus interest) in respect of coverage, under the terms of a directors and officers liability policy, of expenses incurred in connection with the OTS and FDIC actions. The Registrant and the insurer subsequently agreed to settle this matter for $8.0 million, and the Registrant has received such amount.

         Pending Legislation

         The Texas Legislature, which convenes every other year and is currently in session until May 31, 2003, is considering a variety of alternatives to address a projected budget shortfall, including enhancing state revenues through additional forms of gaming. A bill has been introduced in the Texas Legislature allowing for the installation of video lottery terminals at existing horse and dog racing tracks such as the Sam Houston Race Park and Valley Race Park facilities owned by the Registrant. Industry participants have proposed a substitute bill that would furnish greater economic incentives to all affected parties, including the State of Texas. In addition, a number of other bills have been introduced in the Texas Legislature providing for other additional forms of gaming in Texas such as Indian gaming, keno, and full casinos.

         It is impossible to determine whether or not the Texas Legislature will enact any of this legislation, or what the terms might be of any such legislation. In addition, certain forms of expanded gaming would also require an amendment to the Texas Constitution which must be approved by the state's voters. Furthermore, it is impossible to determine the effect of any such legislation on the Registrant. Certain types of legislation would be favorable to the Registrant and other types would be adverse to the Registrant's interests.

         Closing of Palmas Hotel and Casino

         The Registrant's casino facility at its Palmas del Mar operation in
Puerto Rico has recently ceased operations due to the closure of the Candelero
Hotel, which was owned and operated by a third party from whom the casino leased space adjacent to the hotel. Net cash flows from the casino's operations for
2002 were approximately $0.8 million. Furthermore, the hotel provided certain ancillary benefits to Palmas del Mar, and its closure could adversely affect the performance of Palmas del Mar in other ways which are not quantifiable. It is unclear when or whether the casino or hotel will open or who will be the operator(s) should they reopen.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            MAXXAM INC.
                                                           (Registrant)

Date: April 16, 2003                By:                /s/ Bernard L. Birkel
                                       --------------------------------------------------------
                                                         Bernard L. Birkel
                                          Secretary and Senior Assistant General Counsel